UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2017 (September 28, 2017)

AMERICAN EDUCATION CENTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-201029	38-3941544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Wall Street, 8th Fl. New York, NY, 10005
(Address of Principal Executive Offices)

+212-825-0437

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Departure of current Chief Financial Officer and Appointment of new Chief Financial Officer

On September 28, 2017, Mr. Anthony S. Chan, the current senior financial adviser of American Education Center, Inc., a Nevada corporation (the “Company”), was appointed by the Board of Directors of the Company (the “Board”) to replace Mr. Max P. Chen as the Company’s Chief Financial Officer (“CFO”), effective on October 1, 2017. The Company entered into an Employment Agreement with Mr. Chan on September 28, 2017 (the “Employment Agreement”) for a term of three-year period unless terminated according to the Employment Agreement. During the term of his employment, Mr. Chan is entitled to participate in the Company’s benefit plans.

Pursuant to the Employment Agreement, Mr. Chan shall receive an annual base salary of $150,000, payable monthly for serving as the Company’s CFO, and be eligible for additional compensation if two separate milestones are met, in the form of both cash and the Company’s stock. Specifically, in the event that the Company shall file a registration statement pursuant to a Form S-1, Mr. Chan shall be entitled to receive, upon the U.S. Securities and Exchange Commission (the “SEC”) declares such Form S-1 effective, a cash bonus of $50,000 and an option grant of 50,000 shares of the Company’s common stock, fully vested with an exercise price of $1 per share. Additionally, in the event that the Company shall be successfully listed on Nasdaq prior to June 30, 2018, Mr. Chan shall be entitled to receive a cash bonus of $50,000 and an option grant of 50,000 shares of the Company’s common stock, fully vested with an exercise price of $1 per share. In the event that the Company is not successfully listed on Nasdaq by June 30, 2018 solely by market conditions or other factors beyond Mr. Chan’s control, Mr. Chan shall receive a cash bonus of $30,000 and an option grant of 35,000 shares of the Company’s common stock, fully vested with an exercise price of $1 per share.

Mr. Max P. Chen continues to act as the Company’s Chief Executive Officer, President, Chairman and sole director of the Board.

The Employment Agreement is qualified in their entirety by reference to the complete text of the Employment Agreement which is filed hereto as Exhibit 10.1.

Mr. Chan has served as senior financial adviser of the Company since August 2017. Mr. Chan is a seasoned CPA and an accomplished executive with over 28 years of professional experience in auditing and SEC reporting, mergers and acquisitions, business turnaround, SOX and FCPA compliance and risk management. As a CFO and former audit and consulting partner, Mr. Chan has advised and audited public companies and privately-held organizations across various companies. Mr. Chan is the President of CA Global Consulting Inc., a company he co-founded in 2014. He was the Executive Vice President and Acting CFO of Sino-Global Shipping America, Ltd., a NASDAQ-listed company from 2013 to 2015. From 2012 until 2013, Mr. Chan was an audit partner with UHY LLP. From 2011 until 2012, he was an audit partner at Friedman LLP. From 2007 through 2011, he was a partner at Berdon LLP, an auditing firm. Mr. Chan currently serves as a Board of Director and the Audit Committee Chair of the New York State Society of Certified Public Accountants, a Board of Trustee for the Foundation for Accounting Education, and a member of the editorial advisory board for the CPA Journal. Mr. Chan has a BA in Accounting and Economics; and an MBA in Finance and Investments, and is a CPA licensed in the State of New York.

Certain Relationships and Related Party Transactions

Mr. Chan does not have any family relationship with any other director or executive officer of the Company.

There have been no related party transactions between the Company and Mr. Chan reportable under Item 404(a) of Regulation S-K.

ITEM 9.01	EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement with Anthony S. Chan dated September 28, 2017
99.1	Press Release dated October 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

Dated: October 2, 2017
	By:	/s/ Max P. Chen
	Name:	Max P. Chen
	Title:	Chief Executive Officer, President, Chairman, Sole Director and Secretary